Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 15, 2026 which includes an explanatory paragraph relating to Nauticus Robotics, Inc. (“the Company”) ability to continue as a going concern, relating to the consolidated financial statements of the Company appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ WithumSmith+Brown, PC

Whippany, NJ

July 2, 2026